UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2009

MAP PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33719	20-0507047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bayshore Parkway, Suite 200, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 386-3100

__________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

In a press release issued on May 26, 2009 and attached hereto as Exhibit 99.1, the Company announced results of the efficacy portion of its initial Phase 3 clinical trial of MAP0004 for the potential treatment of acute migraine. The Company will host a conference call at 8:30 a.m. Eastern time / 5:30 a.m. Pacific time on Tuesday, May 26, 2009, to update stockholders on the results of the efficacy portion of its initial Phase 3 clinical trial of MAP0004 announced today. Callers may join the call via telephone at (877) 795-3604 (domestic) or (719) 325-4769 (international). Access to the live webcast will be available via the Investor Relations section of the Company’s Website at www.mappharma.com. A replay will also be available within 24 hours for at least seven days following the conference call.

The information in this Item only, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

Item 8.01.    Other Events.

In a press release issued on May 26, 2009, MAP Pharmaceuticals, Inc. (the “Company”) announced results of the efficacy portion of its initial Phase 3 clinical trial of MAP0004 for the potential treatment of acute migraine. The Company announced that the clinical trial met its four primary endpoints, pain relief and being nausea, photophobia and phonophobia free, as reported two hours after dosing. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of MAP Pharmaceuticals, Inc., dated May 26, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2009

MAP PHARMACEUTICALS, INC.

By:	/s/ Charlene Friedman

Name:	Charlene A. Friedman
Title:	Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED MAY 26, 2009

Exhibit	Description
99.1	Press Release of MAP Pharmaceuticals, Inc., dated May 26, 2009